EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Registration Statement on Form SB-2, of our report dated February 13, 2004 (March 3, 2004 as to Notes F(b) and O) on our audit of the financial statements of eMagin Corporation as of December 31, 2003 and for the year then ended included in the Annual Report on Form 10-KSB. In addition, we consent to the reference to our firm as "Experts" in the above Form SB-2.

Eisner LLP

New York, New York
January 4, 2005